Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

CSX Corporation

CSX Capital Trust I

CSX Transportation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(2)	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate(2)	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities of CSX Corporation	Rule 456(b) and Rule 457(r)

	Debt	Debt Securities of CSX Transportation, Inc.	Rule 456(b) and Rule 457(r)

	Debt	Guarantees of Debt Securities of CSX Transportation, Inc. (3)	Rule 456(b) and Rule 457(r)

	Other	Warrants	Rule 456(b) and Rule 457(r)

	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)

	Debt	Trust Preferred Securities of CSX Capital Trust I	Rule 456(b) and Rule 457(r)

	Debt	Guarantee of Trust Preferred Securities of CSX Capital Trust I (3)	Rule 456(b) and Rule 457(r)

	Equity	Common Stock	Rule 456(b) and Rule 457(r)

	Other	Depositary Shares	Rule 456(b) and Rule 457(r)

	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)

	Other	Units	Rule 456(b) and Rule 457(r)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(3)	No separate consideration will be received for the guarantees of securities being registered. In accordance with Rule 457(n), no registration fee is payable with respect to such guarantees.